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                                  SCHEDULE 14C
                                 (RULE 14C-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant  (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:

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
(X) Preliminary Information Statement    ( ) Confidential, for Use of the Commission Only
( ) Definitive Information Statement         as permitted by Rule 14c-6(e)(2)
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                                EQ ADVISORS TRUST

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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

(X)     No fee required.
( )     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)     Title of each class of securities to which transaction applies:

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(2)     Aggregate number of securities to which transaction applies:

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(3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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(4)     Proposed maximum aggregate value of transaction:

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(5)     Total fee paid:

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( )     Fee paid with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)      Amount Previously Paid:

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        (2)      Form, Schedule or Registration Statement No.:

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        (3)      Filing Party:

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        (4)      Date Filed:





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            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104

                                EQ ADVISORS TRUST

                   SUPPLEMENT DATED [FEBRUARY 15, 2002] TO THE
               PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION
                                DATED MAY 1, 2001
                                       AND
                              INFORMATION STATEMENT

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                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

This Supplement updates the above-dated Prospectus and Statement of Additional Information of EQ Advisors Trust ("Trust"). You may obtain an additional copy of the Prospectus or Statement of Additional Information, free of charge, by writing to the Trust at 1290 Avenue of the Americas, New York, New York 10104. In addition, the information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. The primary purpose of this Supplement and Information Statement is to provide you with information about an additional investment adviser for the EQ/Balanced Portfolio ("Portfolio").

The Equitable Life Assurance Society of the United States ("Equitable") serves as the Investment Manager and Administrator of the Trust. AXA Advisors, LLC and AXA Distributors, LLC serve as the Distributors for the Trust's shares and are located at 1290 Avenue of the Americas, New York, NY 10104. Equitable, in its capacity as the Investment Manager of the Trust, has received an exemptive order from the SEC to permit it and the Trust's Board of Trustees to select and replace Advisers and to amend the advisory agreements between Equitable and the Advisers without obtaining shareholder approval. Accordingly, Equitable is able, subject to the approval of the Trust's Board of Trustees, to appoint and replace Advisers and to amend advisory agreements without obtaining shareholder approval.

At a regular meeting of the Board of Trustees of the Trust held on December 5, 2001, the Board of Trustees, including the Trustees who are not "interested persons" of the Trust, the Manager, the Advisers or the Distributors (as that term is defined in the Investment Company Act of 1940, as amended) ("Independent Trustees"), unanimously approved the Manager's proposal to select and appoint Fund Asset Management, L.P., doing business as Mercury Advisors ("Mercury"), to serve as an additional Adviser for the Portfolio. Each of the current Advisers, Alliance Capital Management, L.P., Capital Guardian Trust Company, Prudential Investments Fund Management LLC and Jennison Associates, LLC, independently chooses and maintains varying portions of the Portfolio's assets in publicly-traded equity and debt securities and money market instruments and each is responsible for investing a specific allocated portion of the Portfolio's assets ("Allocated Portion").

In approving Mercury as an additional Adviser for the Portfolio, the Board of Trustees considered certain factors, including: (i) the nature, quality and extent of the services expected to be

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rendered by Mercury, including the credentials and investment experience of its officers and employees; (ii) Mercury's investment approach; (iii) the structure of Mercury and its ability to provide services to the Portfolio, based on both its financial condition as well as its performance records; (iv) a comparison of Mercury's advisory fee with those of other potential Advisers; and (v) indirect costs and benefits of Mercury serving as Adviser to the Portfolio. In addition, the Board of Trustees considered that Mercury currently serves as the Adviser to another one of the Trust's portfolios, the EQ/Mercury Basic Value Equity Portfolio ("Equity Portfolio"), and the nature, quality and extent of the services that Mercury provides for the Equity Portfolio. In connection with this consideration, the Board of Trustees determined that the Investment Advisory Agreement between the Manager and Mercury with respect to the Portfolio was in the best interests of the Portfolio and its shareholders. As a result of the Board of Trustees' determination, effective December 6, 2001, Mercury became an Adviser to the Portfolio. For its services to the Portfolio, Mercury receives an advisory fee based on the Allocated Portion of the Portfolio advised by Mercury ("Mercury Allocated Portion") as follows: .40% of the Mercury Allocated Portion's average daily net assets up to and including $100 million; .375% of the Mercury Allocated Portion's average daily net assets over $100 million and up to and including $300 million; and .35% of the Mercury Allocated Portion's average daily net assets in excess of $300 million. For purposes of calculating the advisory fee payable to Mercury, net assets of the Equity Portfolio will be combined with the Mercury Allocated Portion.

It is anticipated that the Mercury Allocated Portion will invest in substantially the same manner as the Equity Portfolio. The Equity Portfolio chooses equity securities for capital appreciation. In selecting securities, the Mercury portfolio management team emphasizes stocks that are undervalued, are selling at a discount, or seem capable of recovering from being temporarily out of favor. The Mercury team places particular emphasis on securities with statistical characteristics associated with undervaluation. The Mercury team believes that stocks with relatively high price/earnings ratios are more vulnerable to price declines from unexpected adverse developments. At the same time, stocks with relatively low price/earnings ratios are more likely to benefit from favorable but generally unanticipated events.

It is anticipated that the assets of the Mercury Allocated Portion will invest primarily in common stocks of U.S. companies, but may buy equity securities other than common stocks and may also invest up to 10% of its total assets in securities issued by foreign companies. The Mercury Allocated Portion may also invest a substantial portion of its assets in companies with market capitalizations below the largest companies, which Mercury believes are overlooked by large institutional investors, and thus, may be undervalued.

The agreement between Equitable and Mercury for the Portfolio provides that it will remain in effect for an initial two-year term and thereafter only so long as the Board of Trustees, including a majority of the Independent Trustees, specifically approves its continuance at least annually. The agreement can be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the Portfolio, on sixty days' written notice to Equitable and Mercury, or by Equitable or Mercury on sixty days' written notice to the Trust and the other party. The agreement also terminates automatically in the event of its assignment or in the event that the Investment Management Agreement between Equitable and the Trust is assigned or terminated for any other reason.

The agreement also generally provides that Mercury will not be liable for any losses, claims, damages, liabilities or litigation incurred by Equitable or the Trust as a result of any error of judgment or mistake of law by Mercury with respect to the Portfolio, except that nothing in the

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agreement limits Mercury's liability for all losses, claims, damages, liabilities or litigation arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or (ii) any untrue statement of a material fact, or any omission thereof, in the Trust's prospectus, statement of additional information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Mercury Allocated Portion, if such statement or omission was made in reliance upon information furnished by Mercury to Equitable or the Trust.

Mercury is located at 800 Scudders Mill Road, Plainsboro, New Jersey and, together with its investment advisory affiliates, is the world's third-largest asset management firm, with total assets under management of $529 billion as of December 31, 2001. Mercury and its advisory affiliates serve as investment advisers to certain affiliated registered investment companies and provides investment advisory services for individuals and institutions. Mercury, a Delaware limited partnership, is jointly owned by a general partner, Princeton Services, Inc., and a limited partner, Merrill Lynch & Co., Inc. Princeton Services, Inc. is an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. The percentage of ownership of Mercury by the general and limited partner is 1% and 99% respectively. As noted above, Mercury currently serves as the Adviser to the Equity Portfolio, which is a mutual fund that has an investment objective and investment policies similar to those of the Portfolio and net assets of $612 million as of December 31, 2001. For the Equity Portfolio, Mercury receives an annual advisory fee of .40% of the portfolio's average daily net assets up to and including $100 million; .375% of the portfolio's average daily net assets over $100 million and up to and including $300 million; and
 .35% of the portfolio's average daily net assets in excess of $300 million. Pursuant to an agreement between the Trust and Equitable, the total annual expense ratio for the Equity Portfolio is limited to .70% of its average daily net assets. Merrill Lynch Investment Managers, L.P., an affiliate of Mercury ("MLIM"), serves as the investment adviser to the Merrill Lynch Variable Series Funds, Inc. Basic Value Focus Fund ("Focus Fund"), which is a mutual fund that has an investment objective and investment policies similar to those of the Portfolio and has net assets of $1.2 billion as of October 3, 2001. For the Focus Fund, MLIM receives an annual fee of .60% of its average daily net assets. Pursuant to an agreement between MLIM and Merrill Lynch Life Agency, Inc., the total annual expense ratio for the Focus Fund is limited to 1.25% of its average daily net assets.

Mercury's executive officers are as follows: Robert C. Doll, Jr. is President; Terry K. Glenn is Executive Vice President; Donald C. Burke is First Vice President, Treasurer and Director of Taxation; Mary Taylor is Chief Operating Officer and Co-Head, Lawrence Haber is the Chief Financial Officer; and Philip
L. Kirstein is the General Counsel.

Kevin Rendino and Robert Martorelli will be primarily responsible for the day-to-day management of Mercury's Allocated Portion of the Portfolio. Mr. Rendino is, and has been, a Managing Director of Mercury since 1997. Prior to that time, Mr. Rendino was a First Vice President and Vice President of Mercury (or its predecessor) from 1993-1997. Mr. Martorelli is, and has been, a Managing Director of Mercury since 1997. Prior to that time, Mr. Martorelli was a First Vice President and Vice President of Mercury (or its predecessor) from 1987-1997.

Equitable may be deemed to be a control person with respect to the Trust by virtue of its ownership of more than 99% of the Trust's shares of January [xx], 2002. Equitable is organized as a New York stock life insurance company and is a wholly-owned subsidiary of AXA Financial, Inc., a subsidiary of AXA, a French insurance holding company. As a "series" type of mutual fund, the Trust issues separate series of shares of beneficial interest with respect to each portfolio. As of January [xx], 2002, the Trustees and Officers of the Trust owned Contracts entitling them to provide voting instructions in the aggregate with respect to less than one percent

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of the Portfolio's beneficial interest and the following owned Contracts entitling such persons to give voting instructions regarding more than 5% of the outstanding shares of the Portfolio:

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         CONTRACT OWNER            SHARES BENEFICIALLY         PERCENTAGE OF
                                          OWNED                  OWNERSHIP
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[to be inserted]
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       A COPY OF THE TRUST'S 2001 ANNUAL REPORT IS ATTACHED.